U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2010

BRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

525 Market Street, 4th Floor, San Francisco, California	94105-2712
(Address of principal executive offices)	(Zip code)

(415) 445-6530

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 18, 2010 at the 2010 Annual Meeting of Shareholders of BRE Properties, Inc. (the “Company”), the shareholders of the Company approved the three proposals noted below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Proxy Statement, dated March 24, 2010.

	FOR	AGAINST	WITHHELD/ ABSTAINED	BROKER NON- VOTES
Proposal No. I Election of Directors for a one-year term:
Irving F. Lyons, III	41,952,711		241,109	5,760,683
Paula F. Downey	41,745,206		448,614	5,760,683
Edward F. Lange, Jr.	41,935,940		257,880	5,760,683
Christopher J. McGurk	41,751,737		442,083	5,760,683
Matthew T. Medeiros	41,749,444		444,376	5,760,683
Constance B. Moore	41,937,360		256,460	5,760,683
Jeanne R. Myerson	41,953,753		240,067	5,760,683
Jeffrey T. Pero	41,951,618		242,202	5,760,683
Thomas E. Robinson	41,756,624		437,196	5,760,683
Dennis E. Singleton	41,953,154		240,665	5,760,683
Thomas P. Sullivan	41,953,672		240,148	5,760,683

Proposal No. II Approval of amendment to the Amended and Restated 1999 BRE Stock Incentive Plan to increase the maximum number of shares reserved for issuance from 4,500,000 shares to 5,250,000 shares:

	40,539,869	1,533,755	120,196	5,760,683

Proposal No. III Ratification of Ernst & Young LLP as auditors for the year ended December 31, 2010:
	47,651,456	251,184	51,862	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

Date: May 21, 2010	By:	/s/ Kerry Fanwick
	Name:	Kerry Fanwick
	Title:	Executive Vice President, General Counsel and Secretary